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                                                                   EXHIBIT 10.17

CONFIDENTIAL TREATMENT REQUESTED BY NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED. THIS EXHIBIT HAS BEEN REDACTED. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                               FRANCHISE AGREEMENT

      Beijing Ninetowns Ports Software and Technology Co., Ltd. (hereinafter referred to as "Party A") and Shenzhen Ninetowns Enke Software Technology Co., Ltd. (hereinafter referred to as "Party B") have made the following agreement in respect of the establishment of a strategic cooperative partnership relationship between two parties and Party B becoming Party A's franchisee:

I.    Company Briefs

Party A:  Beijing Ninetowns Ports Software and Technology Co., Ltd.

Address: 5th Floor, Union Plaza, 20 Chaowai Street, Chaoyang District, Beijing 100020, The People's Republic of China

Zip code:  100020          Telephone: 010-65887788

      The business orientation of Beijing Ninetowns Ports Software and Technology Co., Ltd. is " trade management service for government and government service for trade." The company concentrates its efforts mainly on the two major fields of "providing B2G e-commerce software and service to the import/export supply chain" and "providing integrated products for e-government of trade management." It was the first in the import/export industry to provide and achieve the brand new B2G (business to government) e-commerce model, and to develop and propose the iCSP core technology framework. On this basis, it has marketed four major series of more than ten kinds of software products, which have widespread applications in 529 inspection and quarantine agencies and nearly 40,000 import/export-related enterprises throughout China, and it has made an outstanding contribution to the development of China's e-government and foreign trade digitization.

      Beijing Ninetowns Ports Software and Technology Co., Ltd. currently has over 400 staff members, and it has set up its own branches in 36 different regions throughout China. Through many years of pleasant cooperation, Ninetowns Ports has formed longstanding mutual trust and a good tacit understanding with such government agencies such as the State Administration for Quality Supervision and Inspection and Quarantine of the PRC ("PRC Inspections Administration"), inspection and quarantine bureaus in all areas, and PRC Customs in all areas. It has spent its full effort to undertake the technical research and development and market promotion work for the "Three Digitizations Project" and it has participated actively in national key projects to improve and enhance the government's digital service functions, such as the "Golden Quality Project" (the second stage of the PRC Inspections Administration "Three Digitizations Project"), and the "Golden Customs Project" and "Paperless Great Customs Clearance" that are now being promoted by law enforcement agents on behalf of PRC Customs. It has played a decisive role in the domestic fields of import/export B2G e-commerce and "e-government of trade management."

Party B:  Shenzhen Ninetowns Enke Software Technology Co., Ltd.

Address: B203, Shenzhen Tech-Innovation International, Science & Technology Park, Nanshan District, Shenzhen, Guangdong Province, The People's Republic of China

Zip code:  518057          Telephone: 0755-26727217

      Shenzhen Ninetowns Enke Software Technology Co., Ltd. is a specialty software company that engages in computer network software, network technology development and technical consultancy. It is a high-tech enterprise approved by Shenzhen Science & Technology Bureau, and a resident enterprise in the Shenzhen Software Park. Ninetowns Enke has recruited many high quality software experts and project

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management talents from both China and abroad, has introduced advanced software development technology and software engineering standards from abroad, and has a solid management and technical background. Ninetowns Enke develops mostly Internet-based commercial application software and software services, and it provides e-government applications, enterprise informatized products, and industrial application products with independent intellectual property rights. It has independently developed and completed the "Inspection Regulation Service System for Industrial Goods" and the "Inspection Application Credentials Test Center" system for the Shenzhen Entry-Exit Inspection and Quarantine Bureau. Ninetowns Enke has made more and newer achievements in the area of providing government and enterprises with informatized management means and products, while actively promoting the use of information technology by the software information industry, individuals, enterprises, government, and all types of public institutions, which has consequently promoted the national software industry.

II.   Franchise Products:

      The "iDeclare.CIQ" enterprise software that was developed independently by Party A and certified through evaluation by the PRC Inspections Administration, including a number of functions such as electronic certification of Origin Certificate and electronic inspection application.

III.  Franchise Requirements:

      In order to increase Party B's reputation, and in consideration of the degree of acceptance of software sales companies by import/export enterprises in Shenzhen region, Party A consents to Party B's revision of the company name and use of the Ninetowns business name, but it is agreed that Party B may not use the said business name to engage in business activities that are unrelated to the import/export business.

IV.   Franchise Scope:

      Southern China Region.

V.    Franchise Period:

      Two years from the signing date of this agreement.

VI.   External Uniform Selling Price:

      The standard price of the product is RMB3,000 per set. The first year standard service price is RMB1,500 per year.

VII.  Obligations of Both Parties:

      Obligations of Party A:

      1. Party A guarantees that the products that it provides have undergone the administrative authorization of the PRC Inspections Administration.

      2. In consideration of the fact that the poorer degree of acceptance of Party B by import/export enterprise customers in Southern China Region in the initial period of Party B's agency business is adverse to the start of the work, and in order to increase Party B's reputation, Party A consents to Party B's revision of the company name and use of the Ninetowns business name, but Party B promises not to use the said business name to engage in business activities that are unrelated to the import/export business.

      3. Party A guarantees that during the effective period of this agreement, it will obtain Party B's prior consent before developing other agencies within the franchise region.

      4. Party A is responsible for providing qualified products promptly in accordance with Party B's ordering program.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND CONFIDENTIAL TERMS HAVE BEEN
OMITTED

      5. Party A is responsible for applying for inspection and quarantine electronic service platform communication account numbers for users developed by Party B.

      6. Party A is responsible for providing all product-related publicity and training materials.

      7. Party A is responsible for providing the corresponding product and technical training to Party B.

      8.    Telephone technical support service.

      Obligations of Party B:

      9. Party B is responsible for work such as sales, service, and technical support of Party A's products in Southern China Region.

      10. Party B guarantees that it will observe the relevant national and industrial laws and regulations in the process of product sales.

      11. Party B guarantees that it will not be the franchisee for any other products that have a competitive relationship with Party A in Southern China Region during the effective period of this agreement.

      12. Party B guarantees that the products that it sells are the official versions of Party A's products, and Party B guarantees that it will not engage in any form of pirating activities.

      13. Party B guarantees that it will provide users with after-sales service and technical support in accordance with Party A's service standards and service contents.

      14. Party B guarantees that it will make the product payments to Party A within prescribed time limit.

VIII. Product Quotas

      Party B guarantees that within two years of the signing date of this agreement, the amount of the products sales and service sales will be no less than RMB50 million.

IX.   Product Settlement Price:

      The specific settlement price is as follows:

      1. Party B will charge new customers a lump sum software fee and service fee of *********. Party A will share software fee of *********, and Party B will share service fee of *********.

      2. Party B will continue to provide service to Party A's old customers. It will charge an annual service fee of *********, of which each party will receive *********.

Note: The settlement prices of both parties are provisional prices, which may be revised in future by agreeing supplementary agreements by both parties.

X.    Settlement Period:

      Both parties agree that the settlement period is three months, that is the products payments and service fees for that month will be deposited into Party A's account before the 15th day of the fourth month after the products are delivered or after the customers sign the service contract. The settlement basis is the quantity of products actually purchased from Party A and delivered to Party B for that month (the "signed receipts" will prevail).

XI.   Agreement Modification

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      When either party to the agreement asks to modify the agreement, it should notify the other party in writing, and the other party should respond within one week. All modifications of the agreement must be approved in writing by both parties, and they will be regarded as inseverable parts of this agreement.

XII.  Rights of Both Parties To Terminate the Agreement Unilaterally

      In the event of any of the circumstances listed below, Party A is entitled to terminate this agreement unilaterally without assuming any liability for breach of agreement:

      1. Without Party A's consent, Party B is the franchisee for any other products that have a competitive relationship with Party A in Southern China Region during the effective period of this agreement.

      2. Party B fails to settle with Party A within prescribed time limit and is more than 30 days in arrears on products payments.

      3. Party B fails to meet the sales quotas for the stage as agreed in the agreement.

      4. Party B fails to observe the relevant national or industrial laws and regulations, which damages Party A's products and reputation.

      5. Party B engages in any form of pirating activities in respect to Party A's products.

      6. Party B fails to provide after-sales service and technical support to product users in accordance with Party A's service standards and service contents, which results in complaints by a large number of users.

      In the event of any of the circumstances listed below, Party B is entitled to terminate this agreement unilaterally without assuming any liability for breach of agreement:

      1. Party A develops new franchisee in Southern China Region during the effective period of the agreement without Party B's consent.

      2. Party A fails to provide qualified products to Party B on schedule in accordance with Party B's ordering program, and the delivery time is more than 30 days past the agreed delivery time.

      3. Party A fails to promptly apply for inspection and quarantine electronic service platform communication account numbers for users developed by Party B as agreed in the agreement, and the account opening time is more than 20 days past Party B's application time.

      4. Party A refuses to provide all product-related publicity and training materials and the corresponding product and technical training to Party B.

XIII. Termination of the Agreement

      This agreement is automatically terminated in the event of the circumstances listed below:

      1.    The agreement expires.

      2. During the effective period of the agreement, with the unanimous consent of both parties through consultation.

      3. Both parties fail to reach consensus on a request by one party to the agreement to modify the agreement, which makes the continued performance of this agreement impossible.

XIV.  Renewal of the Agreement

      120 days before the expiration of the agreement, either party to the agreement should notify the other party in writing whether they wish to renew this agreement. If both parties reach unanimity through consultation, this agreement will be renewed. The failure of either party to notify the other party within the prescribed time limit will be regarded as its termination of this agreement, and the other party is entitled to take any measures without assuming any liability for breach of agreement.

XV.   Force Majeure

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      Force majeure refers to events that both parties could not foresee when they made the agreement, and for which they cannot prevent the occurrence and cannot overcome the consequences.

      If it is impossible for one party to perform this agreement due to force majeure, it should promptly notify the other party of the reasons why it is impossible to perform or needs to delay the performance or perform part of this agreement, and it should provide legally valid supporting documents. Through consultation by both parties, the delay of the performance or the performance of part of the agreement or the non-performance of this agreement is permitted, and part or all of the liability for breach of agreement may be exempted in accordance with the particular circumstances. If a force majeure event occurs after the party concerned has delayed the performance, it may not be exempted from all liability for breach of agreement.

XVI.  Liability for Breach of Agreement

      1. If the continued performance of this agreement is impossible due to the fault of either party to the agreement, the defaulting party should pay a corresponding breach penalty to the other party. The amount of the breach penalty will be 10 percent of the amount of the agreement.

      2. If Party B fails to settle with Party A within prescribed time limit, Party B should pay a late charge to Party A at a rate calculated in accordance with the bank lending interest rate for the corresponding period. The calculation basis is the amount of the products payments arrears and the time period.

      3. If Party A fails to provide qualified products to Party B within prescribed time limit, Party A should pay a late charge to Party B at a rate calculated in accordance with the bank lending interest rate for the corresponding period. The calculation basis is the amount of the goods settlement arrears and the delayed delivery period.

XVII. Resolution of Disputes

      If a dispute arises in the course of the performance of this agreement, both parties should engage in friendly consultation. If it is impossible for both parties to reach unanimity through consultation, they may apply for arbitration, and either party who is not satisfied with the arbitral awards may appeal to the People's Court.

XVIII. Matters not covered by this agreement will be settled through consultation by both parties and confirmed in the form of agreement attachments signed by both parties. The attachments are inseverable parts of this agreement, and they have same legal effect as the agreement.

      The original of this agreement and its attachments consist of four identical copies, and each party keeps two copies. This agreement takes effect after being signed and sealed by both parties.

Party A : Beijing Ninetowns Ports Software     Party B : Shenzhen Ninetowns Enke
          and Technology Co., Ltd.                       Software Technology
                                                         Co., Ltd.
          [Seal]                                         [Seal]

Party A's representative (Seal):               Party B's representative (Seal):
                                               Hongmei Tian
                                                                 [Seal]

Date: February 14, 2004                        Date: February 14, 2004

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